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                                                                    Exhibit 10.7



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                             VITAMINSHOPPE.COM, INC.

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                                 JULY 27, 1999






















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
                                TABLE OF CONTENTS

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                                                                                                           PAGE
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1.       Purchase and Sale of Preferred Stock............................................................     1
         1.1      Sale and Issuance of Preferred Stock...................................................     1
         1.2      Closing................................................................................     1

2.       Definitions.....................................................................................     2

3.       Representations and Warranties of the Company and the Parent to the Investors...................     2
         3.1      Corporate Organization and Authority...................................................     2
         3.2      Capitalization.........................................................................     3
         3.3      Subsidiaries...........................................................................     3
         3.4      Authorization..........................................................................     3
         3.5      Validity of Series A Preferred.........................................................     4
         3.6      Compliance with Laws...................................................................     4
         3.7      No Conflict with Other Instruments.....................................................     4
         3.8      Securities Laws........................................................................     4
         3.9      Financial Statements...................................................................     5
         3.10     Changes................................................................................     5
         3.11     Litigation.............................................................................     6
         3.12     Title to Properties; Liens and Encumbrances............................................     6
         3.13     Intellectual Property and Other Proprietary Rights.....................................     6
         3.14     Taxes..................................................................................     7
         3.15     Company's Contracts....................................................................     7
         3.16     Insurance..............................................................................     8
         3.17     Prior Registration Rights..............................................................     8
         3.18     Employee Compensation Plans............................................................     8
         3.19     Employee Relations.....................................................................     8
         3.20     Year 2000..............................................................................     9
         3.21     Brokers and Finders....................................................................     9
         3.22     Transactions with Affiliates...........................................................     9
         3.23     Governmental Consents..................................................................     9
         3.24     Third Party Consents...................................................................     9
         3.25     Dividends..............................................................................    10
         3.26     Payments Outside of the Ordinary Course................................................    10
         3.27     Intercompany Agreements................................................................    10

4.       Representations and Warranties of the Investors.................................................    10
         4.1      Authorization..........................................................................    10
         4.2      Brokers and Finders....................................................................    10

5.       Securities Laws.................................................................................    10
         5.1      Securities Laws Representations and Covenants of Investors.............................    10

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
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6.       Conditions of Investors' Obligations at Closing.................................................    11
         6.1      Representations and Warranties.........................................................    11
         6.2      Performance............................................................................    11
         6.3      Amended and Restated Certificate of Incorporation, Certificate of
                  Designation and Bylaws.................................................................    11
         6.4      Intercompany Agreements................................................................    12
         6.5      Securities Compliance..................................................................    12
         6.6      Board of Directors.....................................................................    12
         6.7      Compliance Certificate.................................................................    12
         6.8      Opinion of Counsel.....................................................................    12
         6.9      Termination and Release................................................................    12
         6.10     Consents...............................................................................    12

7.       Conditions of the Company's Obligations at Closing..............................................    12
         7.1      Representations and Warranties.........................................................    12
         7.2      Consents...............................................................................    12
         7.3      Amended and Restated Certificate of Incorporation, Certificate of
                  Designation  and Bylaws................................................................    13

8.       Indemnification; Survival; Limitations..........................................................    13
         8.1      Indemnification of Investors...........................................................    13
         8.2      Notification of Claims.................................................................    13
         8.3      Survival...............................................................................    14
         8.4      Limitations............................................................................    14

9.       Miscellaneous...................................................................................    15
         9.1      Entire Agreement; Successors and Assigns...............................................    15
         9.2      Governing Law..........................................................................    15
         9.3      Counterparts...........................................................................    15
         9.4      Headings...............................................................................    15
         9.5      Notices................................................................................    16
         9.6      Confidentiality........................................................................    16
         9.7      Amendment of Agreement.................................................................    17
         9.8      Finder's Fees..........................................................................    17
         9.9      Expenses...............................................................................    17
         9.10     Further Assurances.....................................................................    17
         9.11     Severability...........................................................................    17

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                                    EXHIBITS

Exhibit A         Schedule of Investors
Exhibit B         Amended and Restated Certificate of Incorporation
Exhibit C         Certificate of Designation
Exhibit D         Bylaws
Exhibit E         Form of Opinion of Counsel
Exhibit F         Intercompany Agreements
Exhibit G         Termination and Release

         THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of July 27, 1999, by and among VitaminShoppe.com, Inc., a Delaware corporation (the "Company"), Vitamin Shoppe Industries, Inc., a New York corporation (the "Parent") and the persons listed on Exhibit A who are signatories to this Agreement (the "Investors").

                                    RECITALS:

         A. The Board of Directors and stockholders of the Company have approved and adopted (1) the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation") in the form attached hereto as Exhibit B and (2) the Certificate of Designation of the Company (the "Certificate of Designation") in the form attached hereto as Exhibit C, each of which, among other matters, establish the rights, preferences and privileges of the Company's Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred").

         B. The Company desires to sell shares of its Series A Preferred to the Investors, and the Investors desire to purchase such shares of Series A Preferred, on the terms and subject to the conditions set forth in this Agreement.

         C. Simultaneously with the execution and delivery of this Agreement, the parties hereto are entering into the Registration Rights Agreement (as defined herein) and Stockholders Agreement (as defined herein), which agreements shall become effective upon the Closing (as defined herein).

         D. The Parent owns 100% of the capital stock of the Company and, therefore, will benefit from the financing being provided pursuant to this Agreement.


         THE PARTIES AGREE AS FOLLOWS:

         1. Purchase and Sale of Preferred Stock.

                  1.1 Sale and Issuance of Preferred Stock. The Company shall sell to the Investors and the Investors shall purchase from the Company, for an aggregate purchase price of $25 million, 1,775,260 shares of Series A Preferred. The purchase price to be paid by each Investor (the "Purchase Price") and the number of shares of Series A Preferred to be issued to each Investor is set forth opposite the name of such Investor on Exhibit A.

                  1.2 Closing. The purchase and sale of the Series A Preferred shall take place on July 27, 1999 at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue, New York, New York 10022, or at such other time and place as the Company and the Investors shall agree (the "Closing"). At the Closing, the Company shall deliver to each Investor a certificate registered in such Investor's name representing the Series A Preferred which such Investor is purchasing, against delivery to the Company by such Investor at such Closing of
(a) an executed counterpart of this Agreement, and (b) the Purchase Price of such Series A Preferred either (i) by wire transfer of funds in accordance with the Company's instructions or certified or bank cashier's check made payable to the Company in immediately available funds or

(ii) delivery to the Company for cancellation of promissory notes payable by the Company to the Investor in a principal amount equal to the Purchase Price of such Series A Preferred. In the event that any Investor delivers promissory notes to the Investor as the Purchase Price, the Company will pay to such Investor at the Closing all accrued and unpaid interest, if any, in respect of such note.

         2. Definitions. For purposes of this Agreement:

                  2.1 "Conversion Price" shall have the meaning set forth in the Certificate of Designation.

                  2.2 "Initial Public Offering" shall mean the completion by the Company of a public offering by a nationally recognized underwriter (which shall include Thomas Weisel Partners LLC) of shares of Class A Common (as defined below) at an offering price per share that is not less that 125% of the Conversion Price immediately prior to the completion of such offering and with proceeds, net of underwriting discounts and commissions, to the Company in excess of $30 million.

                  2.3 "Subsidiary" shall mean (a) any corporation of which more than 50% of the issued and outstanding equity securities having ordinary voting power to elect a majority of the Board of Directors of such corporation is at the time directly or indirectly owned or controlled by the Company or (b) any partnership, limited liability company, joint venture, or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, limited liability company, joint venture or other association is at the time directly or indirectly owned or controlled by the Company.

                  2.4 "Transaction Documents" shall mean this Agreement, the Registration Rights Agreement dated of even date herewith (the "Registration Rights Agreement") and the Stockholders Agreement dated of even date herewith (the "Stockholders Agreement").

         3. Representations and Warranties of the Company and the Parent to the Investors. The Company and the Parent, hereby jointly and severally represent and warrant, solely with respect to Sections 3.6, 3.9, 3.11, 3.12, 3.13, 3.14, 3.15(a), 3.16, 3.18, 3.19, 3.20, 3.22, 3.24, 3.26 and 3.27 (collectively, the
"Joint Representations"), to each of the Investors as follows, and the Company alone hereby represents and warrants, with respect to all other Sections contained in this Section 3 (collectively, the "Company-Only Representations"), to each of the Investors as follows:

                  3.1 Corporate Organization and Authority. The Company was incorporated in Delaware on May 17, 1999 and:

                           (a) is a corporation duly organized, validly
existing, authorized to exercise all its corporate powers, rights and privileges, and in good standing in the State of Delaware;

                           (b) has the corporate power and corporate authority
to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted;

                           (c) is qualified as a foreign corporation in all
jurisdictions in which such qualification is required; provided, however, that the Company need not be qualified in a jurisdiction in which its failure to qualify would not have a material adverse effect on the business, properties, or financial condition of the Company; and

                           (d) has the corporate power and authority to execute,
deliver and
perform its obligations under this Agreement, the other Transaction Documents and the Certificate of Designation.

                  3.2 Capitalization. Immediately prior to the Closing, the authorized capital of the Company shall consist of:

                           (a) Preferred Stock. (i) 2,000,000 shares of Series A
Preferred, par value $0.01 per share, none of which are issued and outstanding, and (ii) 3,000,000 shares of preferred stock, par value $0.01 per share, undesignated as to class or series, none of which are issued and outstanding.

                           (b) Common Stock. 30,000,000 shares of Class A Common
Stock, par value $0.01 per share ("Class A Common"), none of which are issues and outstanding, and 15,000,000 shares of Class B Common Stock, par value $0.01 per share, of which 8,500,000 shares are issued and outstanding ("Class B Common," collectively with Class A Common, the "Common Stock"). All such outstanding shares of Common Stock are duly and validly issued, fully-paid and nonassessable. The Company has reserved for issuance and delivery the total number of shares of Class A Common to be issued, as of the Closing, upon conversion of the Series A Preferred to be issued pursuant to this Agreement.

                           (c) Other Securities. Except as previously disclosed
in writing to the Investors, there are no rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights, or other agreements for the purchase or acquisition of any securities of the Company to which the Company is a party or bound except for (i) a warrant to purchase 21,250 shares of Series A Preferred issuable to Thomas Weisel Partners LLC upon the Closing (the "TWP Warrant"), (ii) rights granted under the Certificate of Incorporation and Certificate of Designation, (iii) 1,500,000 shares of Class A Common reserved for issuance pursuant to The VitaminShoppe.com Stock Option Plan for Employees, under which options to purchase 255,000 shares are outstanding and 1,245,000 shares remain available for future grant, and (iv) the rights to be provided under the Transaction Documents.

                  3.3 Subsidiaries. The Company does not presently own, have any investment in, or control, directly or indirectly, any Subsidiaries. The Company is not a participant or investor in any joint venture, partnership or limited liability company.

                  3.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of all obligations under this Agreement and for the issuance and delivery of the Series A Preferred and of the Class A Common issuable upon conversion of the Series A Preferred (the "Conversion Shares") has been taken, and this Agreement and the Transaction Documents entered into with the Investors in connection with this Agreement constitute legally binding valid obligations of the Company enforceable in accordance with their terms. The Certificate of Incorporation and the Certificate of Designation have been duly approved and adopted by the Board of Directors and stockholders of the Company.

                  3.5 Validity of Series A Preferred. The Series A Preferred, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, shall be duly and validly issued (including, without limitation, compliance with applicable federal and state securities laws), fully paid and nonassessable. The Conversion Shares, assuming such Class A Common is issued to the Investors, upon issuance in accordance with the Certificate of Incorporation and the Certificate of Designation shall be duly and validly issued (including, without limitation, issued in compliance with all applicable federal and state securities laws), fully paid and nonassessable. The Certificate of Incorporation and the Certificate of Designation in the forms attached hereto as Exhibits B and C, respectively, have been filed with the Secretary of State of Delaware and are effective.

                  3.6 Compliance with Laws. Except as previously disclosed in writing to the Investors, the business and operations of the Company have been and are being conducted in accordance with all applicable federal, state and local laws, rules and regulations, except for any violations thereof which would not (individually or in the aggregate) have a material adverse effect on the business, properties or financial condition of the Company.

                  3.7 No Conflict with Other Instruments. The execution, delivery and performance of this Agreement and the Transaction Documents will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice, (a) any provision of any of the Transaction Documents, (b) any provision of the Certificate of Incorporation, the Certificate of Designation or the Company's Bylaws, (c) any provision of any judgment, decree or order to which the Company is a party or by which it is bound, (d) any contract, obligation or commitment to which the Company is a party or by which it is bound or (e) any statute, rule or governmental regulation applicable to the Company. The execution, delivery and performance of this Agreement and the Transaction Documents do not and will not result in the creation of any mortgage, deed of trust, pledge, hypothecation, assignment, lien (statutory or otherwise), charge, claim, restriction or preference, security interest or preferential arrangement or any other encumbrance (or obligation to create a lien) of any kind or nature against any property or asset of the Company or the suspension, revocation, impairment, forfeiture or non-renewal of any material permit, license, authorization or approval applicable to the Company or its business, operations, assets or properties.

                  3.8 Securities Laws. Assuming the accuracy of the Investors' representations in Section 5, the offer, issuance and sale of the Series A Preferred are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

                  3.9 Financial Statements. (a) The Company has delivered to the Investors unaudited "Selected Financial Data" from the operations of the Internet business operated by Vitamin Shoppe Industries Inc., a New York corporation and the parent corporation of the Company (the "Parent"), presented as if the Company had been operating as a separate entity since October 1, 1997 (date of inception). Such financial information includes (a) Statement of Operations Data (i) for the period from October 1, 1997 (date of inception) through December 31, 1997, (ii) for the year ended December 31, 1998 and (iii) for the three months ended March

31, 1998 and March 31, 1999 and (b) Balance Sheet Data as of March 31, 1999 ("Interim Balance Sheet") (collectively, the "Financial Statements"). Such financial information is unaudited but in the opinion of the Company includes all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of that data.

                           (b) The Pro Forma Balance Sheet previously delivered
in writing to the Investors (the "Pro Forma Balance Sheet") has been prepared by the Company and fairly represents in all material respects the assets and liabilities of the Company as of June 30, 1999 on a pro forma basis after taking into account the consummation of the transactions contemplated in this Agreement and the other Transaction Documents.

                  3.10 Changes. Except as previously disclosed in writing to the Investors, since the date of the Pro Forma Balance Sheet, there has not been:

                           (a) Any change in the assets, liabilities, financial
condition, or operations of the Company except changes in the ordinary course of business which have not had, either individually or in the aggregate, a material adverse effect on the Company's business, properties, financial condition or prospects;

                           (b) Any damage, destruction, or loss, whether or not
covered by insurance, materially and adversely affecting the properties, business, prospects or financial condition of the Company;

                           (c) Any waiver or compromise by the Company of a
valuable right or of a material debt owed to it;

                           (d) Any loans made by the Company to its employees,
officers or directors other than travel advances made in the ordinary course of business not in excess of $5,000;

                           (e) Any new compensation arrangements between the
Company and any director, officer or stockholder;

                           (f) Other than the recapitalization of 1,000 shares
of common stock, par value $0.01 per share, of the Company into 8,500,000 shares of Class B Common on July 9, 1999, any declaration, setting aside or payment of any dividend or other distribution by the Company or any repurchase or redemption of the Company's capital stock;

                           (g) Any amendment of any material term of any
outstanding securities of the Company, other than as set forth in its Certificate of Incorporation;

                           (h) Any cancellation of any material purchase order
or contract in excess of $50,000 or any write-off as uncollectible in excess of $5,000;

                           (i) Any incurrence of indebtedness for borrowed
money;

                           (j) Any new long-term (greater than one year)
contracts or agreements or contracts or agreements with remaining amounts in excess of $50,000 to which the Company is a party or by which it is bound; or

                           (k) Any other event or condition of any character
which has materially and adversely affected the Company's business, properties or financial condition.

                  3.11 Litigation. There is no action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company. There is no judgment, decree or order of any court or administrative agency in effect against the Company and the Company is not in default with respect to any order of any governmental authority to which the Company is a party or by which it is bound. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company presently intends to initiate.

                  3.12 Title to Properties; Liens and Encumbrances. Except as previously disclosed in writing to the Investors, the Company has good and marketable title to all of its properties and assets, both real and personal, and has good title to all of its leasehold interests, in each case subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge.

                  3.13 Intellectual Property and Other Proprietary Rights.

                           (a) The Company has good and valid title and
ownership (or sufficient title as licensee pursuant to license agreements) of all patents, trademarks, service marks, tradenames, copyrights, domain names, trade secrets, information, proprietary rights and processes (collectively "Intellectual Property") necessary for its business as now conducted, and as proposed to be conducted. With regard to (i) the names, trademarks or registered trademarks VitaminShoppe, VitaminShoppe.com, The VitaminShop, and VitaminShop.com, together with associated logos, designs and tradedress and (ii) to the best of the Company's knowledge, all other Intellectual Property used by the Company, the operation of the Company's business does not conflict with or constitute an infringement of the intellectual property rights of others.

                           (b) Except as previously disclosed in writing to the
Investors, there are no outstanding options or agreements of any kind relating to the matters listed in subsection 3.13(a), nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.

                           (c) The Company has not received any communications
alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or any proprietary rights of any other person or entity.

                           (d) The Company is not aware that any of its
employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted, the absence to comply with which would have a material adverse effect on the business, financial condition or results of operations of the Company.

                           (e) Neither the execution nor delivery of this
Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated, the absence to comply with which would have a material adverse effect on the business, financial condition or results of operations of the Company.

                  3.14 Taxes. (a) The Company has filed or caused to be filed all federal, state, local or foreign tax returns (collectively, "Returns") that were required to be filed except where the failure to so file would not have a material adverse effect on the business, financial condition or results of operations of the Company, and has paid or caused to be paid all taxes shown thereon.

                           (b) Except as previously disclosed in writing to the
Investors, the Parent has filed or caused to be filed all Returns that were required to be filed by the Parent with respect to the Internet business operated by it on or prior to June 30, 1999, except where the failure to so file would not have a material adverse effect on the business, financial condition or results of operations of the Company, and has paid or caused to be paid all taxes shown thereon.

                  3.15 Company's Contracts. (a) All of the contracts and agreements, whether written or oral, (i) with expected receipts or expenditures in excess of $50,000, (ii) involving a license or grant of rights to or from the Company involving patents, trademarks, copyrights or other proprietary information applicable to the business of the Company, (iii) involving indebtedness for borrowed money or lease of real or personal property or (iv) with officers, directors, stockholders and employees to which the Company is a party as of the date hereof have been previously disclosed in writing to the Investors.

                           (b) Except as previously disclosed in writing to the
Investors, (i) all such contracts and agreements are legally binding, valid and in full force and effect in all material respects assuming the due authorization, execution and delivery on behalf of the other parties to such contracts, and (ii) there is no indication of reduced activity relating to such contract or agreement (other than in the ordinary course of business) by any of the parties to any such contract or agreement.

                  3.16 Insurance. The Parent, the owner (prior to the date hereof) of 100% of the Company's capital stock, maintains, and has maintained since the date of incorporation of the Company, one or more policies of insurance issued by insurers of recognized responsibility, insuring the Company and its properties and business against such losses and risks, and in such amounts, as are customarily maintained by other companies operating businesses that sell vitamins, nutritional supplements and minerals to retail customers.

                  3.17 Prior Registration Rights. Except as provided in the Registration Rights

Agreement, the Company is under no contractual obligation to register under the Securities Act any offering of its presently outstanding securities or any of its securities that may subsequently be issued.

                  3.18 Employee Compensation Plans. Except as previously disclosed in writing to the Investors, neither the Company nor any ERISA Affiliate (as defined below) is party to or bound by any currently effective employment contracts, deferred compensation agreements, bonus plans, incentive plans, profit sharing plans, retirement agreements or other employee compensation agreements. Except as previously disclosed in writing to the Investors, neither the Company nor any ERISA Affiliate has ever sponsored or contributed to any (i) retirement plan subject to Title IV of the Employee Retirement Income Security Act of 1974 as amended ("ERISA"), (ii) multiple employer plan within the of the meaning of Section 413(c) of the Internal Revenue Code as amended (the "Code") or Sections 4063, 4063 or 4066 of ERISA ,
(iii) multiemployer plan as defined in Section 404(f) of the Code or Sections 3(37) or 4001(a)(31) of ERISA or (iv) retirement plan subject to Section 412 of the Code.

                  For purposes hereof, an "ERISA Affiliate" means (i) a corporation that is or was a member of a controlled group of corporations with the Company within the meaning of Section 414(b) of the Code, (ii) a trade or business (including a sole proprietorship, partnership, trust, estate or corporation) that is under common control with the Company within the meaning of
Section 414(m) of the Code, or (iii) a trade or business which together with the Company is treated as a single employer under Section 414(o) of the Code.

                  Subject to applicable law, except as previously disclosed in writing to the Investors, the employment of each officer and employee of the Company is terminable at the will of the Company.

                  3.19 Employee Relations. The Company believes its relations with its employees are satisfactory. The Company's employees are not represented by any labor unions nor, to the Company's knowledge, is any union organization campaign in progress. The Company is not aware that any of its officers or employees intends to terminate employment.

                  3.20 Year 2000. The Company, through the Parent, has (i) initiated a review and assessment of all areas within its business and operations (excluding a review and assessment of its suppliers, vendors and customers) that could be adversely affected by a failure to be Year 2000 Compliant (as defined below), (ii) developed a plan and timeline for addressing Year 2000 compliance on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Company believes that all computer applications (excluding those of its suppliers, vendors and customers) that are material to its business or operations are reasonably expected on a timely basis to be Year 2000 Compliant.

                  For purposes hereof, "Year 2000 Compliant" means that the Company's systems are designed to be used prior to, during and after the calendar year 2000 A.D. and will (i) operate normally, (ii) record dates properly, (iii) accurately determine intervals between and time elapsed among dates before, within and after such year and (iv) otherwise operate without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

                  3.21 Brokers and Finders. Except as set forth in the engagement letter, dated June 15, 1999, between the Company and Thomas Weisel Partners LLC, neither the Company nor any of its officers, directors or employees has retained any investment banker, broker or finder in connection with the transactions contemplated by this Agreement and none of the foregoing has any obligations with respect thereto.

                  3.22 Transactions with Affiliates. Except (a) for transactions relating to purchases of shares of the Company's capital stock, (b) for loans to the Company previously disclosed in writing to the Investors, (c) for regular salary payments and fringe benefits under an individual's compensation package with the Company and (d) as previously disclosed in writing to the Investors, none of the officers, employees, directors or other affiliates of the Company are a party to any transactions with the Company. There have been no assumptions or guarantees by the Company of any obligations of such persons.

                  3.23 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for compliance with applicable Blue Sky laws.

                  3.24 Third Party Consents. The Company is not required to obtain any third party consents or authorizations for the transactions contemplated by the Transaction Documents, except for such consents and authorizations that have been obtained or will be obtained by the Company prior to the Closing.

                  3.25 Dividends. There are no accrued and unpaid dividends with respect to any series or class of shares of capital stock of the Company.

                  3.26 Payments Outside of the Ordinary Course. (a) No payments or inducements have been made or given, directly or indirectly, to any federal or local officials in any jurisdiction by the Company or, to the best knowledge of the Company, by any of its officers, directors, employees or agents or, by any other person in connection with any opportunity, agreement, license, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Company, except for such payments or inducements as were lawful, and (b) neither the Company, nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) has made any direct or indirect unlawful payment to any government official or employee from corporate funds, (iii) has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or
(iv) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Company.

                  3.27 Intercompany Agreements. Correct and complete copies of all of the contracts and agreements between the Company and Parent (the "Intercompany Agreements") are attached hereto as Exhibit F. Each of the Intercompany Agreements (i) was duly executed and delivered by the parties thereto, (ii) constitutes the legal, valid and binding obligation of each of the parties thereto, enforceable in accordance with its terms and (iii) is in full force and effect.

         4. Representations and Warranties of the Investors. Each Investor severally represents and warrants to the Company as follows:

                  4.1 Authorization. Such Investor has full power and authority to enter into and perform its obligations under this Agreement and the Transaction Documents to which it is a party. This Agreement and the Transaction Documents to which such Investor is a party constitute legally binding valid obligations of such Investor enforceable in accordance with their terms.

                  4.2 Brokers and Finders. Such Investor has not retained any investment banker, broker or finder in connection with the transactions contemplated by this Agreement.

         5. Securities Laws.

                  5.1 Securities Laws Representations and Covenants of
Investors.

                           (a) This Agreement is made with each Investor in
reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series A Preferred to be received by such Investor will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof (or of the Class A Common issuable on the conversion thereof), and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The representation contained in the foregoing sentence, however, is made without prejudice to such Investor's right at all times to sell or otherwise dispose of all or any part of such securities under an effective registration statement under the Securities Act or an exemption from such registration. By executing this Agreement, such Investor further represents that such Investor has no contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Series A Preferred.

                           (b) Each Investor understands and acknowledges that
the offering of the Series A Preferred pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder, and that the Company's reliance upon such exemption is based in part upon such Investor's representations set forth in this Agreement.

                           (c) Each Investor represents that: (i) such Investor
is an "Accredited Investor", as defined in Regulation D of the Securities Act;
(ii) such Investor has such knowledge
and experience in financial and business matters as to be capable of evaluating the merits and risks of such Investor's prospective investment in the Series A Preferred; (iii) such Investor has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to purchase the Series A Preferred; (iv) such Investor has the ability to bear the economic risks of a complete loss of such Investor's prospective investment; and
(v) such Investor is able, without materially impairing its financial condition, to hold the Series A Preferred for an indefinite period of time and to suffer complete loss of its investment.

         6. Conditions of Investors' Obligations at Closing. The obligations of the Investors under Section 1 hereof are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by the Investors:

                  6.1 Representations and Warranties. The representations and warranties made by the Company and the Parent in Section 3 hereof shall be true and correct in all material respects on the Closing.

                  6.2 Performance. The Company shall have performed or fulfilled in all material respects all agreements, obligations and conditions contained herein required to be performed or fulfilled by the Company before such Closing.

                  6.3 Amended and Restated Certificate of Incorporation, Certificate of Designation and Bylaws. The Certificate of Incorporation, as set forth on Exhibit B, and the Certificate of Designation, as set forth in Exhibit C, shall have been filed with the Secretary of State of the State of Delaware in the manner required by Delaware law and shall be in full force and effect as of the Closing. The Company's Bylaws in the form of Exhibit D attached hereto shall have been adopted by the Corporation.

                  6.4 Intercompany Agreements. The Trademark License Agreement, the Supply and Fulfillment Agreement, the Co-Marketing Agreement, the Administrative Services Agreement, the Tax Allocation Agreement and the Intercompany Indemnity Agreement dated as of July 1, 1999 by and between the Company and the Parent shall have been executed and delivered by all parties thereto and shall be in full force and effect and there shall be no default by either party thereunder.

                  6.5 Securities Compliance. The Company shall have complied with all state securities or Blue Sky laws, if any, applicable to the offer and sale of the Series A Preferred to the Investors.

                  6.6 Board of Directors. Upon the Closing, the Company's Board of Directors shall consist of Jeffrey J. Horowitz, Kathryn H. Creech, Martin L. Edelman, M. Anthony Fisher, David S. Gellman, Stephen P. Murray and Michael C. Brooks.

                  6.7 Compliance Certificate. The Company shall have delivered to the Investors a certificate dated as of such Closing, signed by the Company's President and Chief Executive Officer certifying that the conditions set forth in Sections 6.1, 6.2 and 6.3 have been satisfied.

                  6.8 Opinion of Counsel. There shall have been delivered to the Investors an opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel to the Company, in substantially the form of Exhibit E.

                  6.9 Termination and Release. The Termination and Release, attached hereto as Exhibit G, shall have been executed and delivered by the Company and shall be in full force and effect as of the Closing, and all actions and deliveries required to be taken or made thereunder shall have been taken or made.

                  6.10 Consents. The Company shall have obtained all required consents, if any, for the sale of the Series A Preferred to the Investors and other transactions contemplated by this Agreement and the Transaction Documents.

         7. Conditions of the Company's Obligations at Closing. The obligations of the Company under Section 1 hereof are subject to the fulfillment at or before each Closing of each of the following conditions, any of which may be waived in writing by the Company:

                  7.1 Representations and Warranties. The representations and warranties of the Investors purchasing securities at such closing contained in Sections 4 and 5 hereof shall be true in all material respects on the date of this Agreement and on and as of such Closing with the same effect as though said representations and warranties had been made on and as of such Closing.

                  7.2 Consents. The Company shall have obtained all required consents, if any, for the sale of the Series A Preferred to the Investors and other transactions contemplated by this Agreement and the Transaction Documents.

                  7.3 Amended and Restated Certificate of Incorporation, Certificate of Designation and Bylaws. The Certificate of Incorporation, as set forth on Exhibit B, and the Certificate of Designation, as set forth in Exhibit C, shall have been filed with the Secretary of State of the State of Delaware in the manner required by Delaware law and shall be in full force and effect as of the Closing. The Company's Bylaws in the form of Exhibit D attached hereto shall have been adopted by the Corporation.

         8. Indemnification; Survival; Limitations.

                  8.1 Indemnification of Investors. Subject to Sections 8.3 and 8.4, each Investor shall be entitled to indemnification, first, from the Company (with respect to the Joint Representations and the Company-Only Representations) and, second (only to the extent that full recovery cannot be obtained from the Company), from the Parent (solely with respect to the Joint Representations) for any Indemnity Claims arising under the terms and conditions of this Agreement. For purposes of this Agreement, the term "Indemnity Claim" shall mean any loss, damage, deficiency, claim, liability, obligation, action, proceeding, fee, cost or expense of any nature whatsoever (including, without limitation, all reasonable fees and disbursements of counsel) (collectively, "Losses") incurred or suffered by such Investor and arising out of or resulting from (x) with respect to an Indemnity Claim to be made against the Company, any breach of any Company Representation or (y) with respect to any Indemnity Claim to be made against the Parent, any breach of any Parent Representation. EXCEPT AS OTHERWISE SET FORTH HEREIN, NEITHER THE COMPANY NOR THE PARENT SHALL HAVE ANY LIABILITY TO ANY INVESTOR FOR INDEMNIFICATION OR OTHERWISE WITH RESPECT TO THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, EXCEPT AS PROVIDED IN THIS ARTICLE 8 (AND THEN, ONLY TO THE EXTENT PROVIDED IN SECTION 8.4 BELOW).

8.2 Notification of Claims. Subject to the provisions of Sections 8.3 and 8.4, in the event of the occurrence of an event which an Investor asserts an Indemnity Claim, the Investor asserting such claim (such party hereinafter referred to as the "indemnified party") shall provide prompt notice of such event to the Company and the Parent (such parties hereinafter referred to as the "indemnifying party") and shall otherwise make available to the indemnifying parties all relevant information which is material to the claim and which is in the possession of the indemnified party. If such event involves the claim of any third party (a "Third-Party Claim"), the indemnifying parties may elect, at such parties' sole expense (without prejudice to the right of the indemnified party to participate at its own expense through counsel of its own choosing) to assume control of the defense, settlement, adjustment or compromise of any Third-Party Claim, with counsel reasonably acceptable to the indemnified parties, if the indemnifying parties give written notice of their intention to do so no later than thirty (30) days following notice thereof by an indemnified party or such shorter time period as required so that the interests of the indemnified parties would not be materially prejudiced as a result of the failure to have received such notice; provided that such indemnifying parties shall not be permitted to effect any settlement without the written consent of all indemnified parties unless (i) the sole relief provided in connection with such settlement is monetary damages that are paid in full by the indemnifying parties, (ii) such settlement involves no finding or admission of any wrongdoing, violation or breach by any indemnified party of any right of any other person or any laws, contracts or governmental permits and (iii) such settlement has no effect on any other claims that may be made against or liabilities of any indemnified party. The indemnifying parties shall have full control of such defense and proceedings, including any compromise or settlement thereof (except as provided in the preceding sentence); provided that the indemnified parties may, at the indemnifying parties' sole cost and expense, at any time prior to the indemnifying parties' delivery of the notice referred to in the second sentence of this Section 8.2, file any motion, answer or other pleadings or take any other action (x) that the indemnified parties reasonably believe to be necessary or appropriate to protect their interests or (y) if such indemnified parties have been advised by legal counsel that they may have one or more legal defenses available to them that are not available to the indemnifying parties; and provided further that if requested by the indemnifying parties, the indemnified parties shall, at the sole cost and expense of the indemnifying parties, provide reasonable cooperation to the indemnifying parties in contesting any Third-Party Claim that the indemnifying parties elect to contest. The indemnified parties may participate in but not control any defense or settlement of any Third-Party Claim controlled by the indemnifying parties pursuant to this Section 8.2 and, except as provided above in this Section 8.2, the indemnified parties shall bear their own costs and expenses with respect to such participation. If the indemnifying parties do not so choose to assume (or do not assume, in accordance with this Section 8.2) control of the defense, settlement, adjustment or compromise of any such Third-Party Claim for which any indemnified party would be entitled to indemnification hereunder, then the indemnified parties shall have the right to assume full control of the defense, settlement, adjustment or compromise of any such Third-Party Claim, and to employ counsel to assist such indemnified parties in connection with the handling of such claim at the sole expense of the indemnifying parties, and no such claim shall be settled, adjusted or compromised, or the defense thereof terminated by the indemnified party, without the prior consent of the indemnifying parties, unless such settlement, compromise or consent also includes an express, unconditional release of the indemnifying parties and their directors, officers, agents, shareholder, consultants, employees and controlling person from all liabilities and obligations arising therefrom. Subject to the immediately preceding sentence, if requested by the indemnified parties, the indemnifying parties shall, at the sole cost and expense of the indemnifying parties, provide reasonable cooperation to the indemnified parties and their counsel in contesting any Third-Party Claim that the indemnified parties are contesting. The indemnifying parties may participate in but not control any defense or settlement controlled by the indemnified parties pursuant to this Section 8.2, and the indemnifying parties shall bear their own costs and expenses with respect to such participation.


                  8.3 Survival. All representations and warranties, and, except as otherwise provided in this Agreement, all covenants and agreements of the parties contained in or made pursuant to this Agreement, and the rights of the parties to seek indemnification with respect thereto, shall survive the Closing Date; provided, however, that the Joint Representations, and the rights of the Investors to seek indemnification from the Parent with respect thereto, shall expire on July 26, 2001.

                  8.4 Limitations. (a) Notwithstanding anything in this Agreement to the contrary, any Indemnity Claim shall be recoverable only in the event that the accumulated amount of all Indemnity Claims made hereunder shall exceed (after receipt of any insurance proceeds relating thereto) $250,000 in the aggregate (and shall be recoverable only for amounts in excess of such $250,000 amount).

                           (b) Notwithstanding anything in this Agreement to the
contrary, in no event shall the aggregate amount of Indemnity Claims required to be paid by the Company and the Parent, in the aggregate, to any Investor exceed such Investor's investment in shares of Series A Preferred, as set forth on Exhibit A.

                           (c) Notwithstanding anything in this Agreement to the
contrary (but subject to the limitations set forth in this Section 8), in the event that the Company successfully asserts a claim (a "Company Claim") against the Parent with respect to any matter which is also addressed in any representation or warranty contained herein, an Investor may assert a claim against the Company or the Parent, and obtain payment with respect to such claim, only if and to the extent that the Company has not recovered in full from the Parent and such Investor's losses with respect to such claim exceed such Investor's proportionate share (based on such Investor's percentage ownership of the Company (or, if such Investor continues to hold Series A Preferred, based on such Investor's percentage ownership of the Series A Preferred)) of the amount paid to the Company with respect to such Company Claim.

                           (d) The indemnification provided in this Agreement
does not limit in any way the indemnification available to the Company under the Intercompany Agreements.

         9. Miscellaneous.

                  9.1 Entire Agreement; Successors and Assigns. This Agreement and the Transaction Documents constitute the entire contract between the Company and the Investors related to the subject matter hereof and supercedes all prior agreements (written or oral) between the parties with respect to the subject matter hereof. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

                  9.2 Governing Law. This Agreement shall, in accordance with
Section 5-1401 of the General Obligation Law of the State of New York, be governed by the laws of the State of New York, without regard to any conflicts of laws principles thereof that would call for the application of the laws of any other jurisdiction.

                  9.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  9.4 Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

                  9.5 Notices. Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement shall be in writing and shall be effective upon (i) the date of personal delivery or delivery by facsimile (with receipt confirmed), (ii) the business day after deposit with a nationally-recognized courier or overnight service, including Express Mail, for United States deliveries or (iii) five (5) business days after deposit in the United States mail by registered or certified mail for United States deliveries. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth below such party's signature on this Agreement or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto. All notices for delivery outside the United States shall be sent by facsimile, or by nationally recognized courier or overnight service. Any notice given hereunder to more than one person shall be deemed to have been given, for purposes of counting time periods hereunder, on the date given to the last party required to be given such notice. Notices to the Company shall be marked to the attention of the President and Chief Executive Officer and to the attention of the Chairman of the Board.

                  9.6 Confidentiality. Following the Closing Date, each Investor agrees that it will not (and will cause its respective officers, directors, employees, representatives, consultants and advisors to not) use the Confidential Information (as defined below) in any way unrelated to its investment in the Company. Each Investor further acknowledges and agrees that it will not (and will cause its respective officers, directors, employees, representatives, consultants and advisors to not) disclose any Confidential Information to any person; provided, however, that Confidential Information may be disclosed (i) to the extent compelled by judicial or administrative process or, in the opinion of such Investor's counsel, required by applicable statute, law, rule or regulation or legal process, (ii) to any person to whom such Investor is contemplating a transfer of its Series A Preferred (or Class A Common issuable upon conversion thereof) (provided that such transfer would not be in violation of the provisions of the Stockholders Agreement and as long as such potential transferee is advised of the confidential nature of such information and executes and delivers to the Company a confidentiality agreement no less restrictive to the potential transferee than the provisions hereof),
(iii) if approval of the Company's Board of Directors shall have been obtained, or (iv) to the extent required by a regulatory authority having jurisdiction over such Investor. For purposes of this Section 9.6, "Confidential Information" means any information concerning the Company, its financial condition, business, operations or prospects in the possession of or to be furnished to any Investor in its capacity as a stockholder of the Company (including, without limitation, all documents and information furnished in connection with the transactions contemplated by this Agreement and the Transaction Documents; provided, however, that the term "Confidential Information" does not include information which (i) becomes generally available to the public other than as a result of a disclosure by an Investor or its agents, counsel, accountants, investment advisers, representatives or affiliates in violation of this Section 9.6 or (ii) was or becomes available to such Investor on a non-confidential basis from a source other than the Company, provided that such source is or was (at the time of receipt of the relevant information) not, to the best of such Investor's knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another person.


                  9.7 Amendment of Agreement. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that holders of sixty-five percent (65%) of the Common Stock issued or issuable upon conversion of the Series A Preferred issued pursuant to this Agreement may, with the Company's written consent, waive, modify or amend on behalf of all holders, any provision hereof.

                  9.8 Finder's Fees. The Company and the Investors will indemnify each other against all liabilities incurred by the indemnifying party with respect to claims related to investment banking or finder's fees in connection with the transactions contemplated by this Agreement, arising out of arrangements between the party asserting such claims and the indemnifying party, and all costs and expenses (including reasonable fees of counsel) of investigating and defending such claims.

                  9.9 Expenses. The Company will bear the legal and other fees and expenses of the Company and the Investors in connection with the transactions contemplated in this Agreement.

                  9.10 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

                  9.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


The Company:                         VITAMINSHOPPE.COM, INC.,
                                     a Delaware corporation

                                     By:__________________________________
                                        Name:
                                        Title:

                                     380 Lexington Avenue
                                     Suite 1700
                                     New York, New York 10168

                                     Attn:  Chairman of the Board
                                     Facsimile: (201) 866-5227

                                     Attn: President and Chief Executive Officer
                                     Facsimile: (201) 453-9038

                                     VITAMIN SHOPPE INDUSTRIES, INC.
                                     a New York corporation

                                     By: _________________________________

                                         Name:
                                         Title:

                                     4700 Westside Avenue
                                     North Bergen, New Jersey 07047

                                     Attn: President and Chief Executive Officer
                                     Facsimile: (201) 866-5227

       ***SIGNATURE PAGE TO SERIES A PREFERRED STOCK PURCHASE AGREEMENT***

The Investors:                       J.H. WHITNEY III, L.P.,
                                     a limited partnership

                                     By:  J.H. Whitney Equity Partners III, LLC,
                                          Its General Partner

                                     By:__________________________________
                                        Name:  Daniel J. O'Brien
                                        A Managing Member

                                     177 Broad Street
                                     Stamford, Connecticut 06901

                                     Attn:  Michael C. Brooks
                                     Facsimile:



       ***SIGNATURE PAGE TO SERIES A PREFERRED STOCK PURCHASE AGREEMENT***

                                     WHITNEY STRATEGIC PARTNERS III, L.P.

                                     By:  J.H. Whitney Equity Partners III, LLC,
                                          Its General Partner

                                     By:__________________________________
                                        Name:  Daniel J. O'Brien
                                        A Managing Member

                                     177 Broad Street
                                     Stamford, Connecticut 06901

                                     Attn:  Michael C. Brooks
                                     Facsimile:


                                     FdG-CHASE CAPITAL PARTNERS LLC
                                     By:  FdG Capital Associates LLC,
                                          its Managing Members

                                     By:__________________________________
                                        Name:
                                        Title:

                                     c/o FdG Associates
                                     299 Park Avenue, 16th Floor
                                     New York, NY  10171

                                     Attn:
                                     Facsimile:

                                     FdG CAPITAL PARTNERS, LLC
                                     By:  FdG Capital Associates LLC,
                                          its Managing Member

                                     By:__________________________________
                                        Name:
                                        Title:

                                     299 Park Avenue, 16th Floor
                                     New York, NY  10171

                                     Attn:
                                     Facsimile:

                                     CB CAPITAL INVESTORS, INC.

                                     By:__________________________________
                                        Name:
                                        Title:

                                     380 Madison Avenue, 12th Floor
                                     New York, NY 10017

                                     Attn:
                                     Facsimile:

                                     JEFFREY HOROWITZ AND HELEN
                                     HOROWITZ, AS JOINT TENANTS WITH
                                     RIGHT OF SURVIVORSHIP

                                     _____________________________________
                                     Jeffrey Horowitz, Joint Tenant

                                     _____________________________________
                                     Helen Horowitz, Joint Tenant

                                     _____________________________________
                                     _____________________________________
                                     _____________________________________

                                     Attn: Jeffrey Horowitz
                                     Facsimile: (201) 866-5227




















       ***SIGNATURE PAGE TO SERIES A PREFERRED STOCK PURCHASE AGREEMENT***

                                     BankAmerica Investment Corporation

                                     By: _________________________________
                                         Name:
                                         Title:

                                     231 S. LaSalle Street
                                     12th Floor
                                     Chicago, Illinois 60697

                                     Attn: Jason Mehring
                                     Facsimile: (312) 828-6298

                                     MIG Partners IV


                                     By: _________________________________
                                         Name:
                                         Title:

                                     231 S. LaSalle Street
                                     12th Floor
                                     Chicago, Illinois 60697

                                     Attn: Jason Mehring
                                     Facsimile: (312) 828-6298






       ***SIGNATURE PAGE TO SERIES A PREFERRED STOCK PURCHASE AGREEMENT***

                                     THE FLATIRON FUND 1998/1999, LLC


                                     By: _________________________________
                                         Name:
                                         Title:

                                     257 Park Avenue South
                                     12th Floor
                                     New York, New York  10010

                                     Attn: I. Robert Greene
                                     Facsimile: (212) 228-0552



                                     FLATIRON ASSOCIATES, LLC


                                     By: _________________________________
                                         Name:
                                         Title:

                                     257 Park Avenue South
                                     12th Floor
                                     New York, New York  10010

                                     Attn: I. Robert Greene
                                     Facsimile: (212) 228-0552









___________________

      ***Signature Page to Series A Preferred Stock Purchase Agreement***

                                    EXHIBIT A

                              Schedule of Investors

Name                                      No. of Shares    Purchase Price

J.H. Whitney III, L.P.                      693,516

Whitney Strategic Partners III, L.P.         16,711

FdG-Chase Capital Partners LLC              344,666

FdG Capital Partners, LLC                    27,211

Jeffrey Horowitz and Helen Horowitz,
  as Joint Tenants with right of
  survivorship                              212,500          3,000,000

CB Capital Investors, Inc.

The Flatiron Fund 1998/1999, LLC

Flatiron Associates, LLC

BankAmerica Investment Corporation           11,951            168,720

MIG Partners IV                               1,332             18,810
